Exhibit 99.1

           PHOTOMEDEX APPOINTS WAYNE WITHROW TO THE BOARD OF DIRECTORS

MONTGOMERYVILLE, Pa., Aug. 17 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the appointment of Wayne M. Withrow to its Board of Directors.

Mr. Withrow is currently Executive Vice President for SEI Investments Company. SEI is a leading global provider of outsourced asset management, investment processing and investment operation solutions, helping corporations, financial institutions, financial advisors and affluent families create and manage wealth. As of March 31, 2006, through its subsidiaries and partnerships in which it has a significant interest, SEI administers $331.6 billion in mutual fund and pooled assets and manages $160.1 billion in assets. Mr. Withrow is the head of SEI's Investment Advisors Segment and a member of its Executive Management Committee. Mr. Withrow's broad background includes legal, financial, securities and business development experience gained from over 15 years in various senior management positions with SEI Investments. Formerly he was with the law firm of Schnader, Harrison, Segal and Lewis where he was significantly involved in corporate securities and acquisitions. His earlier experience also included a judicial clerkship for the Honorable William J. Ditter as well as public accounting experience with Deloitte & Touche.

Jeff O'Donnell, PhotoMedex's CEO, said, "The Board unanimously and enthusiastically concurs that Wayne Withrow is an excellent addition to the Board, bringing a wealth of experience and insight. We look forward to working with Wayne as we continue taking steps to advance PhotoMedex's position in the industry. Wayne's addition to the Board comes at an exciting time for PhotoMedex as we continue to execute our plans to build PhotoMedex through the growth of existing products and services and through strategic business development activities."

Wayne Withrow said, "PhotoMedex has a strong product line including an exciting clinical answer for the treatment of psoriasis. Over the past few years they have accomplished much in bringing that answer to market, including progress in having the XTRAC(R) laser approved for insurance reimbursement. On the heals of this progress, I am excited to join the PhotoMedex Board and look forward to helping the Company get to the next level."

About PhotoMedex:

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

Some portions of this release, particularly those describing PhotoMedex' strategies contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.

    Contacts:  Allen & Caron                     PhotoMedex, Inc.
               Matt Clawson (investors)          Dennis McGrath, CFO
               949-474-4300                      215-619-3287
               matt@allencaron.com               info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             08/17/2006
    /CONTACT: Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/